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                                                                     EXHIBIT 4.5

                                 AMENDMENT NO. 1
                                     TO THE
                              DECLARATION Of TRUST
                                       OF
                            CALPINE CAPITAL TRUST III


      This Amendment No. 1 to the Declaration of Trust of Calpine Capital Trust III (the "Trust"), dated as of July 19, 2000 (this "Amendment"), is made and entered into among Calpine Corporation, a Delaware corporation, as depositor (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation ("WTC"), as trustee, Peter Cartwright, Ann B. Curtis, and Thomas R. Mason, each an individual, as trustees (collectively, the "Trustees").

                                   WITNESSETH

      WHEREAS, the Trust is a Delaware business trust that was created under Chapter 38 of Title 12 of the Delaware Code, 12 Del., C. Section 3801, et seq. (the "Act") pursuant to (i) the Declaration of Trust of the Trust, dated as of June 28, 2000 (the "Declaration"), and (ii) the Certificate of Trust of the Trust, dated June 28, 2000, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 28, 2000, to be amended and restated by an Amended and Restated Certificate of Trust of the Trust; and

      WHEREAS, in accordance with Section 3.1 of the Declaration, the Depositor removed The Bank of New York, a New York banking corporation ("BNY"), and The Bank of New York (Delaware), a Delaware banking corporation ("BNY(DE)"), as trustees of the Trust and appointed WTC, as a trustee of the Trust, pursuant to a Removal and Appointment of Trustees of the Trust, dated as of July 19, 2000; and

      WHEREAS, the Depositor and the Trustees desire to amend the Declaration as set forth herein pursuant to Section 5.1 of the Declaration.

      NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      I. AMENDMENTS.

            A. Section 1.1 of the Declaration is hereby amended by inserting the following language after the definition of the term
                  Indenture: "Offering Circular" means the offering circular relating to the issuance by the Trust of the Preferred Securities.

            B. Section 3.3 of the Declaration is hereby amended by replacing "Wilmington Trust Company" for "The Bank of New York (Delaware)."

            C. Section 3.4 of the Declaration is hereby amended by replacing "Wilmington Trust Company" for "The Bank of New York."
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            D.    Section 2.6 of the Declaration is hereby amended and restated
                  in its entirety as follows:

                  SECTION 2.6 Powers of the Trustees.

                  The Administrative Trustees shall have the exclusive power and authority to cause the Trust to engage in the following activities:

                  (a) to issue and sell the Preferred Securities and the Common
            Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Preferred Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities and the issuance of the Securities shall be limited to a one-time, simultaneous issuance of both Preferred Securities and Common Securities;

                  (b) in connection with the issue and sale of the Preferred
            Securities to:

                        (i) assist in the preparation of the Offering Circular
                  and preliminary offering circular, if any, in each case prepared by the Depositor, in relation to the offering and sale of the Preferred Securities to qualified institutional buyers in reliance of Rule 144A under the Securities Act and to execute and file with the Commission, at such time as determined by the Depositor a registration statement under the Securities Act prepared by the Depositor, including any amendments thereto in relation to the Preferred Securities, and all other registrations, applications, statements, certificates, and other instruments;

                        (ii) execute and file any documents prepared by the
                  Depositor, or take any acts as determined by the Depositor to be necessary in order to qualify or register all or part of the Preferred Securities in any state or foreign jurisdiction in which the Depositor has determined to qualify or register such Preferred Securities for sale;

                        (iii) execute and deliver letters, documents, or
                  instruments with The Depository Trust Company relating the Preferred Securities;

                        (iv) execute and enter into a purchase agreement and a
                  registration rights agreement and other related agreements providing for the sale and registration of the Preferred Securities; and



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                        (v) execute and file any agreement, certificate or other
                  document which such Administrative Trustee deems necessary or appropriate in connection with the issuance and sale of the Preferred Securities;

                  (c) to acquire the Debentures with the proceeds of the sale of the Preferred Securities and the Common Securities; provided, however, that the Administrative Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Preferred Securities and the Holders of Common Securities;

                  (d) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants and provide for reasonable compensation for such services;

                  (e) to incur expenses that are necessary or incidental to
            carry out any of the purposes of this Declaration; and

                  (f) to execute all documents or instruments, perform all
            duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

                  D. Section 2.9 of the Declaration is hereby amended and
            restated in its entirety as follows:

                  SECTION 2.9 Responsibilities of the Depositor

                  In connection with the issue and sale of the Preferred
            Securities, the Depositor shall have the exclusive right and responsibility to engage in the following activities:

                  (a) to prepare the Offering Circular and any preliminary
            offering circular, and to prepare for filing by the Trust with the Commission the registration statement pursuant to a registration rights agreement;

                  (b) to determine the states and foreign jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Depositor deems necessary or



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            advisable in order to comply with the applicable laws of any such
            States and foreign jurisdictions;

                  (c) to prepare for filing by the Trust an application to
            PORTAL and to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market for listing or quotation of the Preferred Securities (including at the time of the Remarketing); and

                  (d) to negotiate the terms of a purchase agreement, a
            registration rights agreement and a remarketing agreement relating to a remarketing of the Preferred Securities and other related agreements providing for the sale of the Preferred Securities.

II. MISCELLANEOUS.

      A. Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

      B. Full Force and Effect. Except to the extent modified hereby, the Declaration shall remain in full force and effect.

      C. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

      D. Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

      E. Effectiveness of Amendment. This Amendment shall be effective immediately upon execution.

      F. Capitalized Terms. Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.



                            [SIGNATURE PAGES FOLLOW]
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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                       CALPINE CORPORATION, as depositor

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       WILMINGTON TRUST COMPANY, as Property
                                       Trustee

                                       By:  /s/ DENISE M. GERAN
                                           -------------------------------------
                                           Authorized Signatory


                                       WILMINGTON TRUST COMPANY, as Delaware
                                       Trustee

                                       By:  /s/ DENISE M. GERAN
                                           -------------------------------------
                                           Authorized Signatory
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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                       CALPINE CORPORATION, as depositor

                                       By:  /s/ ANN B. CURTIS
                                           -------------------------------------
                                           Name:
                                           Title:


                                       WILMINGTON TRUST COMPANY, as Property
                                       Trustee

                                       By:
                                           -------------------------------------
                                           Authorized Signatory


                                       WILMINGTON TRUST COMPANY, as Delaware
                                       Trustee

                                       By:
                                           -------------------------------------
                                           Authorized Signatory
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                                        /s/ PETER CARTWRIGHT
                                       -----------------------------------------
                                       Peter Cartwright
                                       Administrative Trustee


                                        /s/ ANN B. CURTIS
                                       -----------------------------------------
                                       Ann B. Curtis
                                       Administrative Trustee



                                       -----------------------------------------
                                       Thomas R. Mason
                                       Administrative Trustee
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                                       -----------------------------------------
                                       Peter Cartwright
                                       Administrative Trustee



                                       -----------------------------------------
                                       Ann B. Curtis
                                       Administrative Trustee


                                        /s/ THOMAS R. MASON
                                       -----------------------------------------
                                       Thomas R. Mason
                                       Administrative Trustee